 EX-99.B13.a.
POWER OF ATTORNEY
Allianz Life Insurance Company of New York
        Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg and Erik T. Nelson and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed under the registration reflected below that has been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of New York pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life of NY Variable Account C		33 Act No.
Allianz Vision NY N-4 Registration (PAS Version)		Pending
Signature	Title	Date

/s/ Walter White	Chairman of the Board and	7/13/2012
Chief Executive Officer
Walter R. White

/s/ Giulio Terzariol	Director, Chief Financial Officer and	7/16/2012
Treasurer
Giulio Terzariol

/s/ Stephen R. Herbert	Director	7/16/2012

Stephen R. Herbert

/s/ Eugene Wilkinson	Director	7/30/2012

Eugene T. Wilkinson

/s/ Gary Smith	Director	7/20/2012

Gary A. Smith

/s/ Martha Clark Goss	Director	7/13/2012

Martha Clark Goss

/s/ John Esch	Director, Vice President, and Appointed	7/17/2012
Actuary
John O. Esch

/s/ Thomas Burns	Director and President	7/18/2012

Thomas P. Burns

/s/ Yvonne Franzese	Director	7/13/2012

Yvonne K. Franzese

/s/ Marc B. Olson	Director and Vice President, Financial Consulting	7/16/2012

Marc B. Olson

/s/ Michael Baney	Director	7/16/2012

Michael Baney